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                                                                    EXHIBIT 10.1

                       AMENDMENT #7 TO VANSTAR CORPORATION
             SECOND AMENDED AND RESTATED FINANCING PROGRAM AGREEMENT


This Amendment to Vanstar Corporation Second Amended and Restated Financing Program Agreement (this "Amendment") is made as of October 31, 1997 by and between Vanstar Corporation, a Delaware corporation ("Borrower") and IBM Credit Corporation, a Delaware Corporation ("IBM Credit").

                                    RECITALS

     A. Borrower and IBM Credit have entered into that certain Vanstar Corporation Second Amended and Restated Financing Program Agreement dated as of April 30, 1995 (as amended by Amendment #1 dated as of September 25, 1995, Amendment #2 dated as of October 26, 1995, Amendment #3 dated as of November 10, 1995, Acknowledgement, Waiver and Amendment dated as of April 17, 1996, Amendment #4 dated as of July 24, 1996, Amendment #5 dated as of September 25
, 1996, Amendment #6 dated as of December 20, 1996, and as the same may be further amended, supplemented or as otherwise modified from time to time, the "Agreement").

     B. The parties have agreed to modify the Agreement as more specifically set forth below, upon and subject to the terms and conditions of the Agreement as set forth herein.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and IBM Credit hereby agree as follows:

Section 1. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement.

Section 2. Modification of Agreement.

     A. The following provisions are incorporated into and supplement the Agreement as if fully set forth as additional terms therein. In the event of conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment will control in determining the agreement between IBM Credit and Borrower.

(a) Other Charges.

     Borrower agrees to pay IBM Credit a fee in the amount of Ten Thousand Dollars ($10,000) which shall be due and payable on November 15, 1997 for an audit to be performed by IBM Credit at Vanstar Federal Inc. ("VFI") principal place of business in order for IBM Credit to (i) examine the assets, appraise the value of the assets as security, verify the condition of the assets, verify that all the assets have been properly accounted for, and examine, check and make copies of the books, records and files of VFI relating to the assets, and
(ii) perform other due diligence IBM Credit shall deem necessary or appropriate to perfect and maintain perfected the security interest in the assets contemplated under a proposed amendment to the Agreement.

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(b) Correction.

     Due to a scribing error, Section 3 K. of Amendment #6 to Vanstar Corporation Second Amended and Restated Financing Program Agreement erroneously referred to Section 3(e) and the parties hereby agree that such reference to
Section 3(e) is deemed to be a reference to Section 3(f) for all purposes.

     B. Section 1 of the Agreement is hereby amended by (i) deleting from the third and fourth lines thereof the amount of "Two Hundred Fifty Million Dollars ($250,000,000)" and substituting, in lieu thereof, the amount of "Three Hundred Fifty Million Dollars ($350,000,000)."

     C. Section 2(B)(viii) of the Agreement is hereby amended by deleting this
Section in its entirety and substituting, in lieu thereof, the following:

     "(viii) on each Friday, a report setting forth for and as of the end of the immediately preceding Thursday a summary of all of Borrower's and the Guarantor Subsidiaries' Eligible Excess Inventory (as hereinafter defined), inventory referred to in Section 3(d)(ix) and IBM Product Inventory, in form and substance satisfactory to IBM Credit, including for each model or product (1) the quantity of products unsold, (2) the type, model and version of each model or product,
(3) the quantity of each model or product unsold, (4) the extended cost of all such unsold models and products and (5) the amount of any indebtedness owed to the parties who manufactured or sold the Eligible Excess Inventory to Borrower."

     D. Section 3(b) of the Agreement is hereby amended by deleting clause (i) of the third paragraph thereof in its entirety and substituting, in lieu thereof, the following:

     "(i) a service charge in the amount of Five Thousand Dollars ($5,000) per month (or such other amount as Borrower and IBM Credit may agree to in writing from time to time),"

     E. Section 3(d) of the Agreement is hereby amended by inserting immediately following the first sentence of the third paragraph thereof, the following additional sentence: "Notwithstanding any other provision of this Agreement, Excess Eligible Inventory (as hereinafter defined) shall constitute no more than Thirty Five Million Dollars ($35,000,000) of Value."

     F. Section 3(d)(ix) of the Agreement is hereby amended by deleting this
Section in its entirety and substituting, in lieu thereof, the following:

     "(ix) as to any other inventory constituting Collateral (including any Ingram Micro Product not included in clause (i) and any Compaq Product not included in clause (ii) above) in which IBM Credit has a valid perfected first priority security interest in such inventory

                                                                            40%"

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     G. Section 3(d)of the Agreement is hereby modified by re-numbering Sections
3(d)(x) and 3(d)(xi) to 3(d)((xi) and 3(d)(xi) respectively and adding a new
Section 3(d)(x) as follows:

     "(x) as to any other inventory constituting Excess Eligible Inventory

                                                                            40%"

     H. Section 3(f)(i) of the Agreement is hereby amended by deleting the words "Prime Rate and inserting, in lieu thereof, the word "Libor plus 1.60%".

     I. Section 3(f)(ii) of the Agreement is hereby amended by deleting the words "Prime Rate minus .80%" and inserting, in lieu thereof, the words "Libor plus 1.60%".

     J. Section 3(f)(iii) of the Agreement is hereby amended by deleting the words "Prime Rate plus 1.50%" and inserting, in lieu thereof, the words "Libor plus 1.60%".

     K. Section 3(f)(x) of the Agreement is hereby amended by deleting the words "Prime Rate" and inserting, in lieu thereof, the word "Libor plus 1.60%".

     L. Section 3(f)(y) of the Agreement is hereby amended by deleting the words "Prime Rate plus 1.50%" and inserting, in lieu thereof, the words "Libor plus 1.60%".

     M. Section ll(a)(xi) of the Agreement is hereby amended by deleting the second sentence thereof in its entirety and substituting, in lieu thereof the following:

     "Other than the Guarantor Subsidiaries, VFI, VFT and VFC (none of which shall in any event be a Guarantor Subsidiary), Borrower has no direct or indirect subsidiaries that own, lease or possess any assets or conduct any business."

     N. Section ll(c)(vi)(B) of the Agreement is hereby amended by deleting this clause in its entirety and substituting, in lieu thereof the following:

     "(B) permit any Subsidiary other than the Guarantor Subsidiaries set forth in Part (II) of Schedule 3, VFI, VFC (to the extent necessary to carry out the transactions described in the Receivables Documents) and VFT (to the extent necessary to carry out the transactions described in the Offering Circular), to own, lease or possess any assets or conduct any business;"

     O. Section ll(c)(vii) of the Agreement is hereby amended by inserting immediately prior to the end of the sentence thereof, the following:

     "without IBM Credit's prior written consent. If required by such Person, IBM Credit agrees to execute a confidentiality agreement relating to Borrower's potential acquisition of such assets."

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     P. Section 12(A) of the Agreement is hereby amended by deleting the existing Period and Minimum Adjusted Tangible Net Worth table set forth therein in its entirety and substituting, in lieu thereof, the following:

                                        Minimum Adjusted
Period                                 Tangible Net Worth
------                                 ------------------
01/31/97 through 04/29/97                 $ 60,000,000
04/30/97 through 07/30/97                 $200,000,000
07/31/97 through 10/30/97                 $165,000,000
10/31/97 through 01/30/98                 $175,000,000
01/31/98 and thereafter                   $200,000,000

     Q. Section 12(B) of the Agreement is hereby amended by deleting the existing Period and Total Liability to Tangible Net Worth Ratio table set forth therein in its entirety and substituting, in lieu thereof, the following:



Period                                     Ratio
------                                     -----
01/31/97 through 04/29/97                  12.00:1.00
04/30/97 through 07/30/97                   3.00:1.00
07/31/97 through 10/30/97                   3.20:1:00
10/31/97 through 01/30/98                   3.20:1:00
01/31/98 and thereafter                     3.00:1:00

     R. Section 12(C)(i) of the Agreement is hereby amended by deleting the existing Period and Consolidated Net Income to Revenue Ratio table set forth therein in its entirety and substituting, in lieu thereof, the following:


Period                                      Percentage
------                                      ----------
01/31/97 through 04/29/97                   1.20%
04/30/97 through 07/30/97                   1.20%
07/31/97 through 10/30/97                   0.70%
10/31/97 through 01/30/98                   0.70%
01/31/98 through 04/29/98                   1.00%
04/30/98 and thereafter                     1.20%

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     S. Section 12(D)(i) of the Agreement is hereby amended by deleting the existing Period and Earnings Before Interest and Taxes to Interest Expense Ratio table set forth therein in its entirety and substituting, in lieu thereof, the following:


Period                                      Ratio
------                                      -----
01/31/97 through 04/29/97                   3.80:1:00
04/30/97 through 07/30/97                   1.50:1:00
07/31/97 through 10/30/97                   2.00:1:00
10/31/97 through 01/30/98                   2.50:1:00
01/31/98 through 04/29/98                   2.50:1:00
04/29/98 and thereafter                     3.80:1:00

     T. Section 12 of the Agreement is hereby amended by adding a new Section 12(E) thereto to read in its entirety as follows:

     "Revenue to Working Capital. Borrower shall not permit, the ratio of Revenue for any fiscal year (i.e., the current fiscal year-to-date Revenue annualized) to Working Capital for any fiscal quarter ending during any period set forth below to be less than the ratio set forth below opposite such period:


Period                                      Ratio
------                                      -----
04/30/97 through 07/30/97                   12.00:1.00
07/31/97 through 10/30/97                   19.50:1.00
10/31/97 through 01/30/98                   19.50:1.00
01/31/98 and thereafter                     18.00:1.00"


     U. Section 15(b) of the Agreement is hereby amended by replacing all references to "six-month" with "twelve-month" and replacing "six months" with "twelve months".

     V. Section 18(e) of the Agreement is hereby amended by deleting the current address, contact and fax number information for IBM Credit in its entirety and substituting, in lieu thereof, the following:

                IBM Credit Corporation
                5000 Executive Parkway
                Suite 450
                Sam Ramon, California 94583
                Attention: Remarketer Financing Center Manager
                Fax No.: (510) 277-5675/5657

with a copy to: IBM Credit Corporation
                1133 Westchester Avenue
                White Plains, New York
                Attention: Director, Global Credit Remarketer Financing Fax No.: (914) 642-3580/3641

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     W. Section 19 of the Agreement is hereby amended by inserting immediately following the definition of "Benefit Plan" and immediately preceding the definition of "Borrower" the following definition of "Bloomberg":

     "Bloomberg": the on-line financial service provided by Bloomberg, L.P. or any successor financial services.

     X. Section 19 of the Agreement is hereby amended by inserting immediately following the definition of "Excess Eligible Ingram Micro Inventory" and immediately preceding the definition of "Existing Financing Agreement" the following definition of "Excess Eligible Inventory":

"Excess Eligible Inventory": as of the date of determination, that inventory of Borrower consisting of products manufactured or sold by Compaq or Hewlett Packard ("HP") or bearing the trademark or trade name of Compaq or HP in excess of that portion of (i) in the case of Compaq inventory, Compaq inventory of Borrower (other than Compaq inventory included in Sections 3(d)(ii) and 3(d)(ix)) having a value equal to the amount of any obligations owing by Borrower to Compaq and (ii) in the case of HP inventory of Borrower (other than the HP inventory included in Section 3(d)(ix)) having a value equal to the amount of any obligations owing by Borrower to HP, in each case, as of the date of determination, provided that IBM Credit has a valid perfected security interest subject only to the prior lien of Compaq or HP, as the case may be.

     Y. Section 19 of the Agreement is hereby amended by inserting immediately following the definition of "Indebtedness" and immediately preceding the definition of "Lien" the following definition of "Libor":

     "Libor": as of the date of determination, the thirty-day average of the one-month London Interbank Offered Rate as published by Bloomberg for the previous calendar month or, in the event such average is no longer published by Bloomberg, such other thirty (30) day average as IBM Credit may use for determining "Libor" in its reasonable discretion. The Libor is based on a 360-day calendar year.

     Z. Section 19 of the Agreement is hereby amended by inserting immediately following the definition of "Value" and immediately preceding the definition of "Working Capital Advance" the following definition of "VFI":

     "VFI": Vanstar Federal, Inc. a direct wholly owned subsidiary of Borrower.



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Section 3.  Representations and Warranties. Borrower makes to IBM Credit the following representations and warranties all of which are material and are made to induce IBM Credit to enter into this Amendment.

Section 3.1 Accuracy and Completeness of Warranties and Representations. All representations made by Borrower in the Agreement were true and accurate and complete in every respect as of the date made, and, as amended by this Amendment, all representations made by Borrower in the Agreement are true, accurate and complete in every material respect as of the date hereof, and do not fail to disclose any material fact necessary to make representations not misleading.

Section 3.2 Violation of Other Agreements. The execution and delivery of this Amendment and the performance and observance of the covenants to be performed and observed hereunder do not violate or cause Borrower not to be in compliance with the terms of any agreement to which Borrower is a party.

Section 3.3 Litigation. There is no litigation, proceeding, investigation or labor dispute pending or threatened against Borrower, which if adversely determined, would materially adversely affect Borrower's ability to perform its obligations under the Agreement and the other documents, instruments and agreements executed in connection therewith or pursuant hereto.

Section 3.4 Enforceability of Amendment. This Amendment has been duly authorized, executed and delivered by Borrower and is enforceable against Borrower in accordance with its terms.

Section 4. Ratification of Agreement. Except as specifically amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect. Borrower hereby ratifies, confirms and agrees that the Agreement, as amended hereby, represents a valid and enforceable obligation of Borrower, and is not subject to any claims, offsets or defense.

Section 5. Governing Law. This Amendment shall be governed by and interpreted in accordance with the laws of the State of California.

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Section 6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one agreement.

IN WITNESS WHEREOF, this Amendment has been duly executed by the authorized officers of the undersigned as of the day and year first above written.

VANSTAR CORPORATION




By:/s/ H. Christopher Covington
   ----------------------------------

Print Name: H. Christopher Covington

Title: Senior Vice President and General Counsel


-------------------------------------
      Secretary


Accepted and Agreed:

IBM CREDIT CORPORATION

By:  /s/ Glen E. Miotke
   ----------------------------------

Print Name: Glen E. Miotke

Title: Manager, Working Capital Credit - Selected Accounts

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